EXHIBIT INDEX

(d)(4) Amendment to Investment Management Services Agreement, dated July 1, 2004, between Registrant, on behalf of Partners International Aggressive Growth Fund and Partners International Select Value Fund and American Express Financial Corporation.

(d)(14) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., American Century Global Investment Management, Inc. and RiverSource Investments, LLC.

(d)(15) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., the Boston Company Asset Management, Inc. and RiverSource Investments, LLC.

(d)(16) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., Alliance Capital Management, L.P. and RiverSource Investments, LLC.

(d)(17) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., Marsico Capital Management, LLC and RiverSource Investments, LLC.

(d)(18) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., Liberty Wanger Asset Management, L.P. and RiverSource Investments, LLC.

(d)(19) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., Wellington Management Company, LLP and RiverSource Investments, LLC.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(p)(3) Code of Ethics, dated May 2005, adopted under Rule 17j-1 for RiverSource International Select Value Fund Subadviser, Alliance Capital Management, L.P.

(p)(6) Code of Ethics adopted under Rule 17j-1 for RiverSource International Equity Fund Subadviser, Melon Financial Corporation.

(p)(7) Code of Ethics, dated April 2005, adopted under Rule 17j-1 for RiverSource International Small Cap Fund Subadviser, Franklin Resources, Inc.